Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2009 RESULTS

-	Reports revenue of $302.8 million, up 13.4%
-	Reports GAAP EPS and adjusted EPS* of $0.38 and $0.37, respectively
-	Reports YTD net cash provided by operating activities of $150.9 million, or 26.7% of revenue
-	Reports YTD free cash flow* of $104.7 million, or $1.30 per share, up 32.2%
-	Completes previously announced acquisition of divestitures from Republic Services
-	Announces agreement to acquire Sanipac, Inc.
-	Resumes stock repurchase program

FOLSOM, CA, July 21, 2009 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter of 2009.  Revenue totaled $302.8 million, a 13.4% increase over revenue of $267.0 million in the year ago period.  Operating income was $59.4 million versus $55.6 million in the second quarter of 2008.  Net income attributable to Waste Connections in the quarter was $30.4 million, or $0.38 per share on a diluted basis of 80.8 million shares.  In the year ago period, the Company reported net income attributable to Waste Connections of $25.6 million, or $0.38 on a diluted basis of 67.8 million shares.  The year-over-year increase in diluted share count is due to an equity offering completed since the year ago period.

Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of FSP No. APB 14-1 on January 1, 2009, were $6.8 million ($4.3 million net of taxes, or approximately $0.05 per share) in the quarter compared to $4.4 million ($2.7 million net of taxes, or approximately $0.04 per share) in the year ago period.

SG&A in the current period included approximately $2.4 million ($1.5 million net of taxes) of expenses primarily related to the acquisition of divested assets from Republic Services, Inc., and, to a lesser extent, an additional loss on the Company’s prior corporate office lease.  Management also noted that current period results benefited approximately $3.0 million ($2.3 million net of taxes) from both a gain on the sale of certain assets and a 270 basis point decrease in the Company’s effective tax rate primarily due to a reduction in deferred tax liabilities.  In addition, the Company received written approval from the IRS in May to change its calculation of landfill depreciation for tax purposes.

“Stabilizing volumes, contribution from recently completed acquisitions, and aggressive expense management enabled us to exceed our expectations for the second quarter.  In response to the precipitous drop in the economy in late 2008, we reduced our headcount by about 10%, including a company-wide reduction in force in April, and instituted a number of wage and cost controls.  The relative stability we experienced in the recent quarter, together with our low financial leverage and strong free cash flow, provided us the comfort to resume our share repurchase program while retaining flexibility to fund our future growth strategy,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.

Mr. Mittelstaedt added, “We completed the previously announced acquisitions of certain divested assets from Republic Services during the second quarter.  In late June, we entered into an agreement to acquire Sanipac, Inc., the largest privately-owned solid waste services provider in Oregon.  Closing of the Sanipac transaction, which remains subject to satisfaction of closing conditions, is expected to occur in the third quarter of 2009.  With this transaction and others already completed, acquisition activity in the year totals approximately $165 million of annualized revenue.”

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the six months ended June 30, 2009, revenue was $565.5 million, a 9.3% increase over revenue of $517.3 million in the year ago period.  Operating income was $107.1 million versus $106.4 million for the same period in 2008.  Net income attributable to Waste Connections for the six months ended June 30, 2009, was $52.4 million, or $0.65 per share on a diluted basis of 80.8 million shares.  In the year ago period, the Company reported net income attributable to Waste Connections of $48.0 million, or $0.71 on a diluted basis of 68.0 million shares.

For the six months ended June 30, 2009, non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of FSP No. APB 14-1 on January 1, 2009, were $12.6 million ($7.8 million net of taxes, or approximately $0.10 per share) in the quarter compared to $9.0 million ($5.5 million net of taxes, or approximately $0.08 per share) in the year ago period.

SG&A for the six months ended June 30, 2009, included approximately $4.9 million ($3.0 million net of taxes) from previously discussed acquisition-related costs and a loss on the Company’s prior corporate office lease due to the relocation of its corporate offices.  Results during the current six month period also include an approximate $2.4 million ($2.0 million net of taxes) benefit from a gain on the sale of certain assets and a decrease in the Company’s deferred tax liabilities.

Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 22nd at 8:30 A.M. Eastern Time.  The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com.  A playback of the call will be available at both of these websites.

On January 1, 2009, Waste Connections adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, require for all periods presented that (1) minority interests be renamed noncontrolling interests, (2) that a company present amounts of consolidated net income attributable to the parent and to the noncontrolling interests, and (3) that a company present such noncontrolling interests as equity.  Financial statements for the current and prior year periods reflect the adoption of SFAS 160 related to such noncontrolling interests.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S.  The Company serves approximately two million residential, commercial and industrial customers from a network of operations in 26 states.  The Company also provides intermodal services for the movement of containers in the Pacific Northwest.  Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release are forward-looking in nature, including statements related to our share repurchase program and our ability to fund our future growth, and statements related to the closing of the Sanipac acquisition.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (2) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (6) we may lose contracts through competitive bidding, early termination or governmental action; (7) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (8) increases in the price of fuel may adversely affect our business and reduce our operating margins; (9) increases in labor and disposal and related transportation costs could impact our financial results; (10) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (13) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (14) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (15) each business that we acquire or have acquired may have liabilities that we fail or are unable to discover, including environmental liabilities; (16) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (17) our accruals for our landfill site closure and post-closure costs may be inadequate; (18) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (30) we may not be able to obtain satisfactory regulatory approvals to operate acquired assets or consummate the acquisition of assets we seek to acquire; (31) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; and (32) unusually adverse weather conditions may interfere with our operations, harming our operating results.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.  There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business.  We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2009
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

Revenues	$267,033	$302,830	$517,333	$565,506
Operating expenses:
Cost of operations	159,862	175,687	308,994	330,391
Selling, general and administrative	27,065	36,142	54,155	68,658
Depreciation	22,646	30,061	44,474	54,900
Amortization of intangibles	1,419	3,205	2,814	5,681
Loss (gain) on disposal of assets	451	(1,683)	508	(1,176)
Operating income	55,590	59,418	106,388	107,052

Interest expense	(10,128)	(12,307)	(20,740)	(24,557)
Interest income	138	116	362	1,141
Other income, net	345	171	333	177
Income before income taxes	45,945	47,398	86,343	83,813

Income tax provision	(16,568)	(16,716)	(31,138)	(30,819)
Net income	$29,377	$30,682	$55,205	$52,994
Less: net income attributable to noncontrolling interests	(3,806)	(244)	(7,179)	(578)
Net income attributable to Waste Connections	$25,571	$30,438	$48,026	$52,416

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.38	$0.38	$0.72	$0.66

Diluted	$0.38	$0.38	$0.71	$0.65

Shares used in the per share calculations:
Basic	66,468,457	80,066,643	66,628,927	80,015,325
Diluted	67,842,845	80,833,350	67,982,399	80,796,431

 WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	June 30,
	2008	2009
ASSETS
Current assets:
Cash and equivalents	$265,264	$16,999
Accounts receivable, net of allowance for doubtful accounts of $3,846 and $3,176 at December 31, 2008 and June 30, 2009, respectively	118,456	140,838
Deferred income taxes	22,347	20,423
Prepaid expenses and other current assets	23,144	23,063
Total current assets	429,211	201,323

Property and equipment, net	984,124	1,272,851
Goodwill	836,930	877,518
Intangible assets, net	306,444	353,066
Restricted assets	23,009	25,271
Other assets, net	20,639	19,463
	$2,600,357	$2,749,492

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$65,537	$77,544
Book overdraft	4,315	6,551
Accrued liabilities	95,220	93,835
Deferred revenue	45,694	48,976
Current portion of long-term debt and notes payable	4,698	3,634
Total current liabilities	215,464	230,540

Long-term debt and notes payable	819,828	860,229
Other long-term liabilities	47,509	47,795
Deferred income taxes	255,559	282,429
Total liabilities	1,338,360	1,420,993

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 150,000,000 shares authorized; 79,842,239 and 80,074,924 shares issued and outstanding at December 31, 2008 and June 30, 2009, respectively	798	801
Additional paid-in capital	661,555	665,496
Retained earnings	622,913	675,329
Accumulated other comprehensive loss	(23,937)	(14,373)
Total Waste Connections’ equity	1,261,329	1,327,253
Noncontrolling interests	668	1,246
Total equity	1,261,997	1,328,499
	$2,600,357	$2,749,492

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2008 AND 2009
(Unaudited)
(in thousands)

	Six months ended
	June 30,
	2008	2009

Cash flows from operating activities:
Net income	$55,205	$52,994
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss (gain) on disposal of assets	508	(1,176)
Depreciation	44,474	54,900
Amortization of intangibles	2,814	5,681
Deferred income taxes, net of acquisitions	12,956	22,858
Amortization of debt issuance costs	907	970
Amortization of debt discount	2,202	2,342
Stock-based compensation	3,956	4,624
Interest income on restricted assets	(287)	(241)
Closure and post-closure accretion	729	912
Excess tax benefit associated with equity-based compensation	(1,928)	(97)
Net change in operating assets and liabilities, net of acquisitions	8,391	7,179
Net cash provided by operating activities	129,927	150,946

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(33,437)	(387,106)
Capital expenditures for property and equipment	(48,323)	(52,693)
Proceeds from disposal of assets	1,366	4,129
Increase in restricted assets, net of interest income	(900)	(2,021)
Decrease in other assets	112	268
Net cash used in investing activities	(81,182)	(437,423)

Cash flows from financing activities:
Proceeds from long-term debt	90,500	142,000
Principal payments on notes payable and long-term debt	(111,046)	(107,787)
Change in book overdraft	322	2,237
Proceeds from option and warrant exercises	7,543	1,707
Excess tax benefit associated with equity-based compensation	1,928	97
Distributions to noncontrolling interests	(6,027)	-
Payments for repurchase of common stock	(31,527)	-
Debt issuance costs	(91)	(42)
Net cash (used in) provided by financing activities	(48,398)	38,212

Net increase (decrease) in cash and equivalents	347	(248,265)
Cash and equivalents at beginning of period	10,298	265,264
Cash and equivalents at end of period	$10,645	$16,999

ADDITIONAL STATISTICS
THREE MONTHS ENDED JUNE 30, 2009
(Dollars in thousands)

Internal Growth:  The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended June 30, 2009
Core Price	5.1%
Surcharges	(2.4%)
Volume	(7.2%)
Intermodal, Recycling and Other	(3.9%)
Total	(8.4%)

Uneliminated Revenue Breakdown:

	Three Months Ended June 30, 2009
Collection	$226,513	65.2%
Disposal and Transfer	105,316	30.3%
Intermodal, Recycling and Other	15,783	4.5%
Total before inter-company elimination	$347,612	100.0%

Inter-company elimination	$44,782
Reported Revenue	$302,830

Days Sales Outstanding for the three months ended June 30, 2009:  42 (28 net of deferred revenue)

Internalization for the three months ended June 30, 2009:  62%

Other Cash Flow Items:

Three Months Ended June 30, 2009
Cash Interest Paid	$15,136
Cash Taxes Paid	$5,482

Debt to Book Capitalization:  39%

Share Information for the three months ended June 30, 2009:

Basic shares outstanding	80,066,643
Dilutive effect of options and warrants	706,018
Dilutive effect of restricted stock	60,689
Diluted shares outstanding	80,833,350

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Free Cash Flow:

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus or minus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations.  Other companies may calculate free cash flow differently.

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2009
Net cash provided by operating activities	$65,334	$80,397
Plus/less: Change in book overdraft	3,918	(1,879)
Plus: Proceeds from disposal of assets	1,065	3,968
Plus/less: Excess tax benefit associated with equity-based compensation	827	(18)
Less: Capital expenditures for property and equipment	(24,215)	(23,281)
Less: Distributions to noncontrolling interests	(3,185)	-
Free cash flow	$43,744	$59,187

As % of revenues	16.4%	19.5%

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2009
Net cash provided by operating activities	$129,927	$150,946
Plus/less: Change in book overdraft	322	2,237
Plus: Proceeds from disposal of assets	1,366	4,129
Plus: Excess tax benefit associated with equity-based compensation	1,928	97
Less: Capital expenditures for property and equipment	(48,323)	(52,693)
Less: Distributions to noncontrolling interests	(6,027)	-
Free cash flow	$79,193	$104,716

As % of revenues	15.3%	18.5%

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)

Reconciliation of Operating Income before Depreciation and Amortization:

Operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation measure in the solid waste industry.  Waste Connections defines operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets.  The Company provides adjustments to this calculation to exclude the effects of items management believes impact the comparability of operating results between periods.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Management uses operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations.  Other companies may calculate operating income before depreciation and amortization differently.

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2009
Operating income	$55,590	$59,418
Plus: Depreciation and amortization	24,065	33,266
Plus: Closure and post-closure accretion	396	560
Plus/less: Loss (gain) on disposal of assets	451	(1,683)
Adjustments:
Plus: Acquisition-related transaction costs (a)	-	2,019
Plus: Loss on prior corporate office lease (b)	-	373
Adjusted operating income before depreciation and amortization	$80,502	$93,953

As % of revenues	30.1%	31.0%

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2009
Operating income	$106,388	$107,052
Plus: Depreciation and amortization	47,288	60,581
Plus: Closure and post-closure accretion	729	912
Plus/less: Loss (gain) on disposal of assets	508	(1,176)
Adjustments:
Plus: Acquisition-related transaction costs (a)	-	3,282
Plus: Loss on prior corporate office lease (b)	-	1,621
Adjusted operating income before depreciation and amortization	$154,913	$172,272

As % of revenues	29.9%	30.5%

____________________

(a)	Reflects the addback of transaction costs primarily associated with the acquisition of divested assets from Republic Services, Inc.

(b)	Reflects the addback of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

NON-GAAP RECONCILIATION SCHEDULE (continued)
 (in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:

The Company provides adjusted earnings to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted earnings has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations.  The Company compensates for this limitation by using adjusted earnings in conjunction with, and not as a substitute for, GAAP financial measures.

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

As reported net income attributable to Waste Connections	$25,571	$30,438	$48,026	$52,416
Adjustments:
Acquisition-related transaction costs, net of taxes (a)	-	1,256	-	2,041
Loss on prior corporate office lease, net of taxes (b)	-	232	-	1,008
Loss (gain) on disposal of assets, net of taxes (c)	276	(1,047)	311	(731)
Impact of deferred tax adjustment (d)	-	(1,270)	-	(1,270)
Adjusted net income attributable to Waste Connections	$25,847	$29,609	$48,337	$53,464

Diluted earnings per common share attributable to Waste Connections common stockholders:
As reported net income	$0.38	$0.38	$0.71	$0.65
As adjusted net income	$0.38	$0.37	$0.71	$0.66
____________________

(a)	Reflects the elimination of transaction costs primarily associated with the acquisition of divested assets from Republic Services, Inc.

(b)	Reflects the elimination of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

(c)	Reflects the elimination of a gain on disposal of assets primarily related to the sale of certain routes.

(d)	Reflects the elimination of a benefit to the income tax provision primarily from a reduction in the Company’s deferred tax liabilities.